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                                                                   EXHIBIT 23(E)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of CoreStates Financial Corp on Form S-4 of our report dated January 21, 1994, except for Note 16 which is dated March 7, 1994, relating to the consolidated financial statements of Germantown Savings Bank for the year ended December 31, 1993, which appears in the Current Report on Form 8-K of CoreStates Financial Corp dated April 29, 1994 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          /s/ Deloitte & Touche

Philadelphia, Pennsylvania

May 23, 1994